Exhibit 99.1

Contact:	Brian J. Begley Vice President, Investor Relations (215) 546-5005 (215) 553-8455 (facsimile)

ATLAS PIPELINE HOLDINGS, L.P.

REPORTS THIRD QUARTER 2009 RESULTS

Philadelphia, PA, November 3, 2009 – Atlas Pipeline Holdings, L.P. (NYSE: AHD) (the “Partnership”), the parent of the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or “Atlas Pipeline”) and its subsidiaries, today reported its results for the third quarter 2009. The Partnership, which owns the 2% general partner interest, all of the incentive distribution rights, 5.8 million common and 15,000 $1,000 par value 12% preferred limited partnership units of Atlas Pipeline, presents its financial results consolidated with those of Atlas Pipeline.

On a GAAP basis, the Partnership had a net loss attributable to common limited partners of $3.6 million for the third quarter 2009 compared with income of $34.0 million for the prior year third quarter. The decrease in net income attributable to common limited partners was primarily due to non-cash derivative gains incurred in third quarter 2008 as a result of the decline in crude oil prices, compounded by lower average commodity prices during the current period. Please see today’s APL press release regarding its third quarter 2009 earnings for further information regarding its results.

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Pipeline’s third quarter 2009 results on Wednesday, November 4, 2009 at 9:00 am EST by going to the home page of Atlas Pipeline’s website at www.atlaspipelinepartners.com. An audio replay of the conference call will also be available beginning at 11:00 am EST on Wednesday, November 4, 2009. To access the replay, dial 1-888-286-8010 and enter conference code 60143730.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights, 5.8 million common and 15,000 $1,000 par value 12% preferred limited partner units of Atlas Pipeline Partners, L.P.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 8,750 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit APL’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in southwestern Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of Atlas Energy, Inc.’s acreage. Atlas Energy, Inc. also owns 1.1 million common units in APL and a 64% interest in AHD. For more information, please visit our website at www.atlasamerica.com, or contact Investor Relations at InvestorRelations@atlasamerica.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Holdings, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, inability of Atlas Pipeline Partners to successfully integrate the operations at the acquired systems, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Holdings’ reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (1)	2009	2008 (1)
STATEMENTS OF OPERATIONS

Revenue:
Natural gas and liquids	$194,440	$396,739	$526,478	$1,186,688
Transportation, compression, and other fees – affiliates	380	11,916	16,877	32,496
Transportation, compression, and other fees – third parties	4,719	6,125	12,574	16,792
Equity income in joint venture	1,430	—	2,140	—
Gain on asset sales	1,499	—	111,440	—
Other income (loss), net	3,997	153,883	(6,694)	(247,124)

Total revenue and other income (loss), net	206,465	568,663	662,815	988,852

Costs and expenses:
Natural gas and liquids	144,990	314,315	409,411	937,852
Plant operating	14,762	16,652	42,713	46,418
Transportation and compression	134	2,883	6,256	7,842
General and administrative	9,159	(2,964)	25,864	10,981
Compensation reimbursement – affiliates	375	1,175	1,125	3,694
Depreciation and amortization	21,896	20,741	67,563	61,200
Interest	29,283	22,564	77,800	63,960

Total costs and expenses	220,599	375,366	630,732	1,131,947

Income (loss) from continuing operations	(14,134)	193,297	32, 083	(143,095)

Discontinued operations:
Gain on sale of discontinued operations	—	—	51,078	—
Income from discontinued operations	—	6,538	11,417	21,029

Income from discontinued operations	—	6,538	62,495	21,029

Net income (loss)	(14,134)	199,835	94,578	(122,066)
Income attributable to non-controlling interests	(954)	(2,591)	(2,075)	(7,793)
(Income) loss attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	11,487	(163,239)	(82,201)	122,843

Net income (loss) attributable to common limited partners	$(3,601)	$34,005	$10,302	$(7,016)

Net income (loss) per common limited partner unit:
Basic:
Continuing operations	$(0.13)	$1.18	$0.05	$(0.34)
Discontinued operations	—	0.04	0.32	0.09

	$(0.13)	$1.22	$0.37	$(0.25)

Diluted:
Continuing operations	$(0.13)	$1.16	$0.05	$(0.34)
Discontinued operations	—	0.04	0.32	0.09

	$(0.13)	$1.20	$0.37	$(0.25)

Weighted average common limited partner units outstanding:
Basic	27,659	27,658	27,659	27,462

Diluted	27,659	27,987	27,659	27,462

Amounts attributable to common limited partners:
Continuing operations	$(3,601)	$32,859	$1,433	$(9,556)
Discontinued operations	—	1,146	8,869	2,540

Net income (loss) attributable to common limited partners	$(3,601)	$34,005	$10,302	$(7,016)

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	September 30, 2009	December 31, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$5,588	$7,285
Accounts receivable – affiliates	—	341
Accounts receivable	71,118	100,000
Current portion of derivative asset	4,514	44,961
Prepaid expenses and other	15,315	10,998
Current assets of discontinued operations	—	13,441

Total current assets	96,535	177,026

Property, plant and equipment, net	1,698,226	1,781,011

Intangible assets, net	174,480	193,647

Investment in joint venture	133,740	—

Long-term portion of derivative asset	1,980	—

Other assets, net	35,013	25,135

Long-term assets of discontinued operations	—	242,165

	$2,139,974	$2,418,984

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$31,658	$—
Accounts payable – affiliates	852	—
Accounts payable	19,706	66,571
Accrued liabilities	31,546	15,862
Current portion of derivative liability	41,464	60,947
Accrued producer liabilities	45,539	66,846
Current liabilities of discontinued operations	—	10,572

Total current liabilities	170,765	220,798

Long-term derivative liability	9,256	48,333

Long-term debt, less current portion	1,243,050	1,539,427

Other long-term liability	448	574

Commitments and contingencies

Partners’ capital:
Common limited partners’ interests	(1,903)	(5,463)
Accumulated other comprehensive loss	(8,424)	(15,788)

	(10,327)	(21,251)
Non-controlling interests	(30,255)	(32,337)
Non-controlling interest in Atlas Pipeline Partners, L.P.	757,037	663,440

Total partners’ capital	716,455	609,852

	$2,139,974	$2,418,984

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.

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